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                                                                    EXHIBIT 23.1





                          CONSENT OF ERNST & YOUNG LLP




We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-63078) pertaining to the 1991 EZCORP, Inc. Stock Incentive Plan and the Registration Statement (Form S-8 No. 33-63082) pertaining to the EZCORP, Inc. 401(k) Plan of our report dated November 10, 2000, except for Note H, as to which the date is December 15, 2000, with respect to the consolidated financial statements and schedule of EZCORP, Inc. and subsidiaries included in the Form 10-K for the year ended September 30, 2000.




                                                               ERNST & YOUNG LLP



Austin, Texas
December 22, 2000